Exhibit 10.27
                               DATED 20 JULY, 2001







                               (1)       BALANTUM OY



                               (2)       HADWACO LTD OY



                               (3)       HACKMAN OYJ ABP



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                   A S S E T P U R C H A S E A G R E E M E N T

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          relating to the water remediation business of Hadwaco Ltd Oy


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                                TABLE OF CONTENTS


1.    DEFINITIONS AND INTERPRETATION.......................................... 3

2.    AGREEMENT TO SELL AND PURCHASE.......................................... 7

3.    ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE......................... 9

4.    CONDITIONS PRECEDENT.................................................... 9

5.    CONSIDERATION.......................................................... 11

6.    COMPLETION............................................................. 12

7.    VALUE ADDED TAX........................................................ 12

8.    WARRANTIES............................................................. 12

9.    INDEMNIFICATION........................................................ 13

10.   LIMITATION OF SELLERS LIABILITY........................................ 14

11.   THE EMPLOYEES.......................................................... 15

12.   THE BUSINESS CONTRACTS................................................. 16

13.   OBLIGATIONS OF THE SELLER AFTER COMPLETION............................. 17

14.   CONFIDENTIALITY........................................................ 18

15.   ANNOUNCEMENTS AND PUBLICITY............................................ 18

16.   RESTRICTIVE COVENANTS.................................................. 18

17.   GUARANTEE.............................................................. 19

18.   NOTICES................................................................ 19

19.   SUCCESSORS AND ASSIGNS................................................. 20

20.   VARIATION.............................................................. 20

21.   SEVERANCE.............................................................. 21

22.   FURTHER ASSURANCE...................................................... 21

23.   WAIVERS................................................................ 21

24.   ENTIRE AGREEMENT....................................................... 21

25.   COUNTERPARTS........................................................... 22

26.   GOVERNING LAW.......................................................... 22

27.   SETTLEMENT IN GOOD FAITH............................................... 22

28.   ARBITRATION............................................................ 22


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29.   POST-COMPLETION EFFECT................................................. 22


SCHEDULE 1 - COMPLETION REQUIREMENTS......................................... 24


SCHEDULE 2 - CONTRACTS....................................................... 26


SCHEDULE 3 - EMPLOYEES....................................................... 27


SCHEDULE 4 - THE TANGIBLE ASSETS............................................. 28


SCHEDULE 5 - WARRANTIES...................................................... 29


SCHEDULE 6 - APPORTIONMENT OF ASSET VALUE.................................... 37


SCHEDULE 7 - INTELLECTUAL PROPERTY ASSIGNMENT................................ 38



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THIS AGREEMENT is made the 20th day of July 2001.

PARTIES:

(1) HADWACO LTD OY (registered in Finland under Company Number:561.812) the registered office of which is at Hameentie 135, 00560 Helsinki ("Seller");

(2) BALANTUM OY (registered in Finland under Company Number: 1646698-0 the registered office of which is at c/o Waselius & Wist Attorneys-at-Law, Etelaesplanadi 24 A, 00130 Helsinki ("Purchaser"); and


(3) HACKMAN OYJ ABP (registered in Finland under Company Number: 4.510) with its registered office at Hameentie 135, 00560 Helsinki ("Hackman")

WHEREAS:

(A) The Business (as defined below) is now and has for some time past been carried on by the Seller as legal and beneficial owner under the Business Name.

(B) The Seller has agreed to sell and transfer, or cause to be sold and transferred, and the Purchaser has agreed to purchase the Business (together with the Assets) as a going concern on the terms and conditions of this Agreement and in particular on the basis of the representations, warranties, undertakings, agreements and indemnities set out in this Agreement.

(C) Hackman has agreed to guarantee the obligations of the Seller hereunder.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context requires otherwise, the following words shall have the following meanings:

         "Agreed Form" means in relation to any document, such document in the form agreed between the Seller and the Purchaser and initialled by the Purchaser's Solicitors and the Seller's Solicitors for the purpose of identification;

         "Aquamax Licence" means the exclusive licence dated 18 October 1994 and the amendment to the license dated 20 April 1998, between the Seller and Aquamax (International) Holdings B.V.;

         "Aquamax Technology" means the evaporation technology licensed to the Seller pursuant to the Aquamax Licence;

         "Assets" means the assets of the Business agreed to be sold and purchased pursuant to this Agreement as described in Clause 2.1 and as set out in Schedule 4;

         "Assumed Contracts" means the Contracts set out in Part A Schedule 2

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         "Business"  means  the  part of the  Seller's  business  consisting  of developing, producing and marketing of plants and equipment for the remediation of water from process industry and leachate from landfill sites, using the Aquamax Technology and the Hadwaco Later Developed Technology.

         "Business Contracts" means all the contracts (which include all agreements, arrangements, offers and commitments) relating to the Business current at Completion to which the Seller is a party or has been assigned to it, but excluding:

         (i)      contracts with employees;

         (ii)     the Non-Assumed Contracts;

         (iii)    the Aquamax License;

         (iv)     any contracts relating to any Excluded Liabilities.

         "Business Day" means any day which is not a Saturday, a Sunday or a bank or public holiday in Finland, London and New York;

         " Business Information" means all information, know-how, books, accounts, cost records, advertising and all other relevant documents papers and records (however stored) which relate to: (i) all or any part of the Business and Assets; (ii) any products of or services rendered by the Business; (iii) any relevant designs, specifications, drawings, data, manuals or instructions; (iv) the operations, management, administration, or financial affairs of the Business (including any business plans or forecasts, information relating to future business development ); and (v) the sale or marketing of any products of or services rendered by the Business, including, but without limiting the generality of the foregoing words, all customer names and lists, sales and marketing information (including but not limited to targets, sales, market share and user hits statistics, market surveys and reports and research);

         "Business Name" means Hadwaco Ltd Oy or any other name including the word Hadwaco, any Domain Name, or, in each case, any colourable imitation or permutation of such, but excluding all names including the word "Hackman";

         "Claim" means any claim by the Purchaser in connection with this Agreement, , or any other relevant agreement;

         "Completion" means the completion of the sale and purchase of the Business and the Assets in accordance with Clause 6 and Schedule 1;

         "Completion Date" means the date specified in Clause 6.1 as being the date on which Completion will take place;

         "Consideration Shares" means the ordinary shares of the Purchaser to be issued to the Seller pursuant to Clause 5.1.2;

         "Cut-Off Date" shall mean 30 June 2001 at 23:59;

         "Disclosed" means fully and fairly disclosed to the Purchaser in the Due Diligence Binders;

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         "Domain   Names"   means   the   domain   names    www.hadwaco.fi   and
         www.hadwaco.com;

         "Due Diligence Binders" means the material disclosed in December 2000 and in 2001 concerning the Business, initialled by the parties and stored at Hannes Snellman Attorneys at Law Ltd;

         "Employees" means the persons employed in the Business at the date of this Agreement (all of whose names and addresses are set out in Part A of Schedule 3 together with certain particulars of their respective employment);

         "Excluded Assets" means the assets referred to in Clause 3.1 as being excluded from the sale pursuant to this Agreement;

         "Excluded Liabilities" means all liabilities or obligations relating to the Business or Assets and outstanding on or accrued or referable to the period up to the Cut-Off Date, or arising by virtue of the sale and purchase recorded by this Agreement, including but not limited to any and all liabilities in respect of employee related charges, VAT or other Taxation attributable to the Seller's Group in respect of the Business, the Assets or the Employees in respect of the period ending on the Cut-Off Date and all bank and other overdrafts and loans owing by the Seller's Group, except for the following liabilities::

         (i) employee related liabilities incurred after the Cut-Off Date (excluding liabilities relating to the termination of the Specified Employees);

         (ii) the liabilities  for the Assumed  Contracts as set out in Schedule
         2;

         (iii) liabilities relating to the projects and works in progress referred to in Section 2.1(E);

         (iv) accounts payable falling due after the Cut-Off Date;

         (v) the Tekes Loan Liability.

         "Hadwaco Licence" means the non-exclusive licence of even date of the Hadwaco Later Developed Technology and the Aquamax Technology between the Purchaser and the Seller;

         "Hadwaco  Later  Developed   Technology"  means  all  the  Intellectual
         Property relating to the Aquamax Technology developed by the Seller after the date of the Aquamax Licence;

         "Intellectual Property" means patents, know-how, registered and unregistered trade marks and service marks (including any trade, brand or business names) other than those including the name Hackman, domain names, registered designs, design rights, copyright (including all such rights in owned computer software, the Business Information and any databases), moral rights and topography rights (in each case for the full period thereof and all extensions and renewals thereof), applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world and any similar rights situated in any country;

         "Intellectual Property Assignment" means the assignment of intellectual property rights agreement of even date, in the form attached as
         Schedule 7, relating to all Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, among the Seller, and the Purchaser, to be entered into prior to Completion;

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         "Non-Assumed  Contracts"  means  the  contracts  set  out in  Part B of
         Schedule 2;

         "Ocean Power Licence" means the non-exclusive licence of even date of the Hadwaco Later Developed Technology and the Aquamax Technology between the Purchaser and Ocean Power;

         "Purchaser's Solicitors" means Latham & Watkins of 99 Bishopsgate, London, EC2M 3XF;

         "Security Interest" means and includes encumbrance, mortgage, charge, assignment for the purpose of security, claim, pledge, lien, right of set-off, retention of title or hypothecation for the purpose, or which has the effect, of granting security interest of any kind whatsoever and any agreement, whether conditional or otherwise, to create any of the foregoing;

         "Specified Employees" means those Employees who are listed in Part B of
         Schedule 3;

         "Seller's Group" means the Seller, any holding company of the Seller and all companies and undertakings which are now subsidiaries or subsidiary undertakings of the Seller or of any such holding company (and, for the purposes of Clauses 13, 14 and 16 only, "Seller's Group" shall also include all companies and undertakings which in the future become subsidiaries or subsidiary undertakings of the Seller or any holding company of the Seller);

         "Seller's Solicitors" means Hannes Snellman of Etelaranta 8, 00130, Helsinki;

         "Shareholders' Agreement" means the agreement of even date between the Ocean Power Corporation and the Seller relating to the Purchaser;

         "Tangible  Assets" the tangible  assets of the  Business,  as listed in
         Schedule 4;

         "Tax" or "Taxation" means all taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever or wheresoever imposed and all penalties, charges and interest relating thereto;

         "Tekes Loan Liability" means all amounts outstanding under the loans made to the Seller by the Technology Development Fund (Teknologian kehittamiskeskus) on 3 August 1998 and 30 August 1999 (loan No. 3037-167 and 3035-10254) on the Cut-Off Date;

         "Total Consideration" means (i) the Cash Consideration; and (ii) the Consideration Shares Price as such term is defined in the Shareholders Agreement;

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         "Transfer  Regulations"  means the Finnish Act on Employment  Contracts
         (No. 55/2001);

         "VAT" means Value Added Tax or any similar tax from time to time replacing it or performing a similar fiscal function; and

         "Warranties" means the warranties, representations and undertakings set out in Clause 8 and Schedule 5.

1.2 References to Clauses or Schedules are to Clauses or Schedules to this Agreement and references to sub-clauses are to sub-clauses of the relevant Clause, and the Schedules are deemed to be incorporated in this Agreement, and a reference to "this Agreement" includes a reference to the Schedules.

1.3      In this Agreement:

(A) the index and the clause headings are included for convenience only and shall not affect the construction of this Agreement;

(B)      words denoting the singular shall include the plural and vice versa;

(C) words denoting any gender shall include a reference to each other gender; and

(D) references to persons shall be deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, foundations and trusts (in each case whether or not having separate legal personality).

1.4 References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted as at the date of this Agreement (as the context requires) and to any orders, regulations, instruments or other subordinate legislation made under the relevant statutes.

1.5 Any statement qualified by the expression "to the best of the knowledge, information and belief of the Seller" or "so far as the Seller is aware" or any similar expression shall be deemed to include an additional statement that it has been made after due, diligent and careful enquiry by the Seller or any of its agents and employees.

2.       AGREEMENT TO SELL AND PURCHASE

2.1 The Seller shall sell with full title guarantee and transfer or cause the sale and transfer (which expression shall where appropriate include an assignment or novation) and the Purchaser (relying on the Warranties, representations and undertakings in this Agreement) shall purchase with effect from Completion the Business as a going concern free from all Security Interests together with the following assets:

(A)      the Tangible Assets;

(B)      all  of  the  intangible  assets  of  the  Seller  including,   without
         limitation, EDP and moulds owned by the Seller;

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(C)      the shares in Hadwaco (US) Inc;

(D) all of the inventories of the Seller at the date of Completion, including, without limitation, raw materials and consumables;

(E) the following projects/works in progress: "Lohja", Eaton, Nexans Canada and Nexans France.

(F) all Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology and the Domain Names;

(G)      the Business Information; and

2.2      Title in each of the Assets will pass to the Purchaser on Completion

2.3 The only liabilities of the Seller to be transferred to and assumed by the Purchaser at Completion are as follows:

(A) employee related liabilities accrued after the Cut-Off Date (but not including liabilities relating to the termination of the Specified Employees);;

(B) liabilities related to the Assumed Contracts as set out in Schedule 2 and ongoing quotations, orders and purchases related to the Business;

(C) liabilities relating to the projects / works in progress listed in Clause 2.1 (E) ;

(D)      accounts payable falling due after the Cut-Off Date;

(E)      The TEKES Loan Liability .

2.4 The benefit from and burden of the Business shall belong to and be carried by the Purchaser as from the Cut-Off Date. The parties shall prepare interim audited accounts subject to the approval of the Seller's and the Purchaser's auditors as per 30 June 2001 on 31 August 2001 at the latest.

2.5 Advance payments received by the Seller prior to the Cut-Off Date less accounts receivable on the Cut-Off Date related to the projects Nexans Canada and Nexans France less all the costs and expenses incurred prior to the Cut-Off Date, including internal planning and production costs according to the project follow-up system, shall be credited to or debited from the Purchaser on 31 August 2001 at the latest.

2.6 The parties shall prepare on 21 September 2001 at the latest accounts on the costs incurred and income received, excluding the Non-Assumed Contracts as set out in Schedule 2, between the Cut- Off Date and the Completion Date subject to the approval of the Seller's and the Purchaser's auditors.

         Income exceeding the costs shall be credited to the Purchaser, correspondingly, costs exceeding the income and financing costs shall be credited to the Seller within one week from 21 September 2001.

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2.7      The sale and  purchase  of each of the  Assets is  inter-dependent  and shall be completed simultaneously.

2.8 Sub-clause 2.1 shall operate as an assignment of such of the Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, as is not the subject of registration or an application for registration with effect from Completion. Any Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, which is registered or which is the subject of an application for registration shall be assigned to the Purchaser pursuant to the Intellectual Property Assignment.

2.9      The value of the Assets has been set out in Schedule 6.

3.       ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE

3.1 The following are expressly excluded from the sale and purchase of the Business and the Assets:

(A)      Excluded Liabilities;

(B) all the Seller's cash in hand or at the bank or at any other financial institution and


(C) receivables other than receivables related to following projects referred to above in Section 2.1.(E).

         The Seller's receivable of approx. US$ 252,000 from Hadwaco (US) Inc. will be credited to Hadwaco U.S. Inc. by the Seller to the extent the receivable is not related to certain receivables which Hadwaco (US) Inc. has or will have in the future for work to be completed under the project "Nexans Canada".

3.2 Nothing in this Agreement shall pass to the Purchaser, or shall be construed as acceptance by the Purchaser, of any liability, debt or other obligation or right of the Seller's Group, other than as expressly set out in this Agreement.

3.3      For the avoidance of doubt the Seller shall discharge:

(A) all outstanding Security Interests relating to any Asset and subsisting at Completion; and

(B) all supplier accounts relating to any Asset acquired by and delivered to or any service supplied to the Business before the Cut-Off Date, whether such accounts are rendered prior to or after the date hereof.

4.       CONDITIONS PRECEDENT

4.1      Completion of this Agreement is in all respects conditional upon:

(A)      Completion  of  the   acquisition  by  the  Purchaser  of  the  Aquamax
         Technology;

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(B)      execution by the Seller and Ocean Power of the Shareholders' Agreement;

(C) execution by the Seller, the Purchaser and Varma-Sampo Oy of the assignment of the lease of the Seller's Helsinki Headquarters;

(D) execution by the Purchaser and Hackman Kiinteistot Oy of the lease of the assembly factory and cassette factory situated at Leppavirta Sorsakoski;

(E) execution by the Purchaser and the relevant parties of the transitional services agreement(s);

(F)      execution by the Purchaser and Ocean Power of the Ocean Power Licence;

(G)      execution by the Purchaser and the Seller of the Hadwaco License;

(H) completion of the valuation of the Seller's assets which must be undertaken prior to the issue of the Purchaser's shares to the Seller under Clause 5.1.2.

(I) the Purchaser's shareholders meeting having passed the resolutions referred to below in Clause 6;

(J)      the  Seller's   shareholders  meeting  having  passed  the  resolutions
         referred to below in Clause 6

(K)      an opinion by Darby & Darby satisfactory to Ocean Power

(L)      the  Ocean  Power  board  meeting  having   approved  the  entering  to
         shareholders' agreement for the Purchaser.

(M) execution by the Purchaser and Aquamax (International) Holdings B.V. and Keeran Corporation N.V. of the AK Licence and a co-operation agreement

(N) execution by the Seller and Aquamax (International) Holdings B.V. of a settlement agreement in the agreed form;

(O) execution by Ocean Power Corporation and Aquamax (International) Holdings B.V. of a mutual release in the agreed form;

(P) execution of the Co-operation Sales and Services Agreement between the Seller and the Purchaser;

(Q)      finalizing the Schedules to this Agreement;

(R) Payment of US$ 50,000 to Hadwaco according to OPC letter dated July 20th 2001; and

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(S)      the Seller having caused Hadwaco (US) Inc. to:

                                (a) discharge  any  and  all   indebtedness   of
                                    Hadwaco  (US) Inc.  incurred or  outstanding
                                    immediately  prior to  Completion,  save for
                                    (i) that part of the loan from the Seller to
                                    Hadwaco (US) Inc.  outstanding on Completion
                                    in relation to which  Hadwaco  (US) Inc. has
                                    or will  have in the  future  for work to be
                                    completed  certain   receivables  under  the
                                    "Nexans  Canada"  project and (ii) all costs
                                    and  liabilities  which were incurred in the
                                    ordinary   course  of  the  business  to  be
                                    transferred under this Agreement and which are outstanding on Completion; and

                                (b) perform in full any and all  obligations  of
                                    Hadwaco (US) Inc. as of Completion, save for
                                    (i)  obligations  to be performed by Hadwaco
                                    (US) Inc. under the "Nexans  Canada" project
                                    and  (ii)  obligations  to be  performed  by
                                    Hadwaco (US) Inc.  which were assumed in the
                                    ordinary   course  of  the  business  to  be
                                    transferred under this Agreementin either case whether in favour of the Seller or any third party.

4.2 The Seller and the Purchaser shall respectively use all reasonable endeavours to fulfil or procure the fulfilment of the conditions set out in Clause 4.1 so far as lies within their respective powers so to do.

4.3 Each of the parties may waive all or any of the conditions, aimed for that party's benefit specified in Clause 4.1 at any time on or before the Completion Date.

4.4 If any of the above mentioned conditions are not fulfilled or waived in accordance with Clauses 4.3 or 4.4 on or before the Completion Date (or such other date as the Seller and the Purchaser in their absolute discretion may agree in writing) this Agreement (save for sub-clauses
         14.2 and 14.3 which shall remain in force) shall become null and void and no party shall be entitled to make a claim against another party in connection with this Agreement save for any claim against the other party which forms an antecedent breach or which arises in respect of Clause 14.

5.       CONSIDERATION

5.1 The consideration for the sale and transfer of the Business hereunder shall be satisfied by the Purchaser at Completion by:

5.1.1 payment by the Purchaser to the Seller of US$1,500,000 (the "Cash Consideration") ; and

5.1.2    issue of 19 shares in the Purchaser,  representing  19 per cent. of the
         issued   share   capital  of  the   Purchaser   after  the  issue  (the
         "Consideration Shares").

5.2 The consideration payable to Clause 5.1 shall be satisfied by the Purchaser at Completion by:

5.2.1    transfer of the Cash  Consideration into the Seller's bank account with
         Merita   Bank  ,   Account   number   209518-27260,   Reference   "Cash
         Consideration" freely available for the Seller; and

5.2.2 delivery to Sellers Solicitors (who are hereby authorised to receive the same and whose receipt shall be an absolute discharge of the Purchaser) of a share certificate (or interim share certificate), made out to the Seller, for the Consideration Shares.


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6.       COMPLETION

6.1 Completion will take place in accordance with Schedule 1 at 1p.m. on the 31 August 2001 at Hannes Snellman Attorneys at Law Ltd., Etelaranta 8, 00130 Helsinki, Finland when the business described in Schedule 1 will be transacted.

6.2 The Seller hereby undertakes to the Purchaser that in the period prior to Completion the Business will be carried on as a going concern in the ordinary course and it will use its endeavours to maintain its trade and trade connections.

7.       VALUE ADDED TAX

7.1 The sale and purchase of the Assets and the Business contemplated hereunder constitutes a transfer of business for purposes of Section 62 of the Finnish Act on Value Added Tax ( No. 1501/1993), and the Seller and the Purchaser shall use their best endeavours to cause that the sale of the Assets and the Business is treated as neither a supply of goods nor a supply of services under that Section.

7.2 The Purchaser covenants to the Seller that after Completion the Business will be carried on by it as a going concern and the Assets will be used by it in carrying on the Business or a business of the same kind.

7.3 The Consideration is exclusive of VAT and in the event that any VAT is payable on the sale of the Business or the Assets, following receipt of a valid VAT invoice, the Purchaser shall pay to the Seller an amount equal to the VAT payable either five Business Days prior to the date on which the Seller is due to account for the same or, if later, five Business Days following the receipt of the tax invoice.

7.4 VAT payable in respect of goods and services supplied or deemed to be supplied by the Seller prior to the date of Completion and all interest payable and penalties attributable to such VAT shall be paid by the Seller.

8.       WARRANTIES

8.1 The Seller represents, warrants and undertakes to the Purchaser that each of the Warranties is accurate in all material respects and not misleading at the date of this Agreement.

8.2 The Seller represents, warrants and undertakes to the Purchaser that each of the Warranties will be accurate in all material respects and not misleading at the Completion Date as if they had been made or given at Completion and on the basis that a reference to the Completion Date were substituted for any express or implied reference to the date of this Agreement;

8.3 The Warranties are given subject only to matters which have been Disclosed.

8.4 The Seller undertakes to disclose in writing to the Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Warranties immediately it comes to its notice both before, at the time of and after Completion.

8.5 The Seller acknowledges that the Purchaser is entering into this agreement in reliance upon the information received amongst others in the Purchaser's investigations of the Seller and the representations in the terms of the Warranties, made by the Seller.

9.       INDEMNIFICATION

9.1 The Seller will fully indemnify and keep indemnified the Purchaser its successors and permitted assigns (the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of any direct loss, cost, action, award, penalty, proceeding (whether or not involving a third party claim), demands (including without limitation any liability to Tax), direct expenses (including, without limitation, reasonable and legal or other professional fees and expenses) suffered by the Purchaser arising from or in connection with:

(A)      any breach of the Warranties;

(B)      any failure by the Seller to comply with its  obligations  under clause
         11;

(C) the termination of the employment of the Specified Employees provided that the Purchaser has given notice to terminate their employment within three Business Days after Completion and complied in all material respects with the written directions delivered to the Purchaser by the Seller;

(D) any claim or other legal recourse by all or any of the Employees in respect of any fact or matter concerning or arising from such Employees' employment with the Seller prior to the date of Completion;

(E) the termination of engagement prior to Completion of any agent, consultant or contractor or employee of any member of the Seller's Group (other than the Employees) whose employment is transferred to the Purchaser by the Transfer Regulations; and

(F) any act or omission prior to the date of Completion by the Seller in relation to the Employees or any other employee of the Seller which by virtue of the Transfer Regulations is deemed to be an act or omission of the Purchaser;

(G) any VAT payable in relation to goods and services supplied or deemed to be supplied prior to the date of Completion and all interest payable and penalties attributable to such VAT;

(H) the exclusion of any Contract from the sale under this Agreement pursuant to Clause 12;

(I)      failure by the Seller to perform the Non-Assumed Contracts;

(J) any act or omission on the part of any member of the Seller's Group in relation to the Business Contracts;

(K) failure to promptly pay and discharge the Excluded Liabilities in accordance with their terms;

(L) ailure to discharge any indebtedness of Hadwaco (US) Inc. or perform any obligations of Hadwaco (US) Inc. in accordance with Clause 4.1(S);

(M) failure by the Seller to discharge all outstanding Security Interests relating to any Asset and subsisting at Completion;

(N) costs arising from the Purchaser being required to clear the Eaton site on expiry or termination of the Eaton Contract less the value of the equipment at the time of clearing the site.

9.2 The remedies provided by this clause 9 will not be exclusive of or limit any other remedies available to the Purchaser although, subject to Clause 10. The Purchaser agrees that it shall not be entitled to, and will not seek, recission of this Agreement.

10.      LIMITATION OF SELLERS LIABILITY

10.1 In the absence of fraud or dishonesty on the part of the Seller or its agents or advisers, the Seller's liability under this Agreement is limited as provided in this Clause 10

10.2 The Seller shall be under no liability in respect of breaches of the Warranties unless the aggregate liability of the Seller in respect of all breaches of the Warranties exceeds US$100,000, provided that if such amount is exceeded, the Seller shall (subject to Clause 10.3) be liable for the whole amount claimed in respect of breaches of the Warranties and not only for the excess.

         If any deficiency, cost or loss referred to in Clause 9.1 and 9.2 above is a tax deductible item, the Claim that the Purchaser may make shall be reduced by an amount equivalent to the deficiency, cost or loss multiplied with the corporate income tax rate in Finland, applicable at the time of the reimbursement.

10.3 The aggregate liability of the Seller under this Agreement including breach of any undertaking and/or breach of the Warranties shall not exceed the Total Consideration paid or payable and due, together with the amount of any interest and costs in respect of such liability.

10.4 The Purchaser shall not be entitled to make any claim against the Seller in respect of any breach of the Warranties unless the Purchaser has given written notice of its intention to make such a claim to the Seller on or before the first (1st ) anniversary of Completion.

10.5 If any breach of the Warranties arises by reason of some liability of the Business which, at the time such breach or claim is notified to each Seller, is contingent only, then the Seller shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent.

10.6 No liability shall arise in respect of any breach of any Warranties if and to the extent that liability for such breach occurs as a result of any legislation not in force at the date of this Agreement or to the extent that such breach occurs as a result of a voluntary act, of the Purchaser.

10.7 (A) Where the Purchaser is entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Warranties the Purchaser shall, and the Purchaser in fact recovers any amount from such other person, the amount of the claim against the Seller shall be reduced by the amount recovered, less all reasonable costs, charges and expenses incurred by the Purchaser recovering that sum from such other person. Alternatively (at the Seller's option), if the Seller has paid costs, charges and expenses hereunder to the Purchaser, the Seller shall have the right to receive from the Purchaser all rights to recovery related to the claim.

                  (B) If the Seller pays at any time to the Purchaser an amount pursuant to a claim in respect of the Warranties and the Purchaser subsequently recovers from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall forthwith repay to the Seller so much of the amount paid by the Seller to the Purchaser as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser recovering that sum from such other person.

10.8 Any payment made by the Seller in respect of any claim made under the Warranties or otherwise under this Agreement shall be deemed to be a reduction in the Total Consideration.

10.9 All sums payable by the Seller to the Purchaser for breach of any undertaking and/or breach of the Warranties shall be paid free and clear of all Taxes, deductions or withholdings whatsoever, save only as may be required by law.

10.10 If any deduction or withholding in respect of Tax or otherwise is required by law to be made from any of the sums payable as mentioned in Clause 10.2 the Seller shall be obliged to pay to the Purchaser such greater sum as will, after such deduction or withholding as is required to be made has been made, so as to leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

11.      THE EMPLOYEES

11.1 The Seller and the Purchaser acknowledge and agree that the sale and purchase pursuant to this Agreement will constitute a relevant transfer of business for the purposes of Chapter 1 Section 10 of the Transfer Regulations.

11.2 The Employees employed by the Seller at Completion will in accordance with Chapter 1 Section 10 of the Transfer Regulations transfer to the Purchaser on unchanged terms of employment.

11.3 All employer liabilities relating to the Employees (the "Employer Liabilities") accrued but unpaid or unsettled at Cut-Off Date, whether contractual or statutory in nature, shall be the liability of the Seller.

11.4 The Seller undertakes to the Purchaser (for itself and as trustee for all other possible owners for the time being of the whole or any part of the Business and/or the Assets)

11.4.1 by 31 August 2001 to deliver to the Purchaser a computation (the "Employer Liability Computation") of any Employer Liabilities due at Cut-Off Date but not yet paid and discharged by the Seller;

11.4.2 within thirty (30) days from the date of actual payment by the Purchaser to the Employee(s), to pay to the Purchaser any Employer Liability by the Employer Liability Computation at Cut-Off Date demonstrated to be outstandingly unpaid and undischarged at Completion and thereafter paid by the Purchaser; and

11.4.3 as and when due, promptly upon the Purchaser's first demand, to pay and discharge to the Purchaser any Employer Liability not earlier settled to the Purchaser in accordance with this Clause 11.4.2 above.

11.5 The Purchaser will fully indemnify and keep indemnified the Seller's Group in respect of any failure by the Purchaser to provide information to the Seller (which it was legally obliged to provide) so as to permit the Seller's Group to meet their obligations under the Transfer Regulations.

11.6 The Seller agrees to compensate the Purchaser for actually paid severance payments and dismissal costs related to the Specified Employees provided that the Purchaser follows the Seller's instructions.

12.      THE BUSINESS CONTRACTS

12.1 The Purchaser shall become entitled to the benefits of the Seller under the Assumed Contracts and this Agreement shall constitute an assignment of the benefit of all Assumed Contracts to the Purchaser with effect from Completion, provided that this Agreement shall not constitute an assignment or attempted assignment if it would constitute a breach of such Assumed Contract.

12.2 Where a third party consent is required to the assignment of the benefit of any of the Assumed Contracts to the Purchaser, the Parties shall use their best efforts to obtain any such third party consent. Upon any such third party consent being obtained, this Agreement shall constitute an assignment of the benefit of the Assumed Contract to which that third party consent relates.

12.3 The Purchaser shall not be liable for any liabilities, losses, charges, costs, claims or demands whatsoever arising from the absence of or any failure to obtain any third party consent in accordance with this Agreement. To the extent such agreements cannot be assigned or novated, the Parties shall agree to the extent possible on an arrangement whereby such agreement is performed by the Purchaser on its own behalf, but in the name of the Seller, or on any other arrangement whereby the Purchaser may obtain the benefit of the arrangement in exchange of assuming the liabilities related thereto. The Seller shall at the Purchaser's request immediately, but subject to customer's approval terminate any of the agreements.

12.4 The benefit and burden of the Non-Assumed Contracts shall remain with the Seller and shall not pass to the Purchaser under this Agreement or otherwise. The Seller and the Purchaser shall agree, by the Completion Date, upon a basis on which performance of the Non-Assumed Contracts shall be sub-contracted to the Purchaser.

12.5 The Seller undertakes to perform the Non-Assumed Contracts to the extent that performance has not been sub-contracted to the Purchaser pursuant to arrangements made in accordance with clause 12.4.

12.6 If the Seller has omitted to give full, complete and accurate details of or to disclose the existence of a Contract to the Purchaser, then the Purchaser may elect in writing, within three months after becoming aware of such details or the existence of such Contract (as the case may be), that such Contract shall be excluded from the sale under this agreement so that the parties' obligations in respect of that Contract shall end immediately after such election is made.

13.      OBLIGATIONS OF THE SELLER AFTER COMPLETION

13.1 The Seller undertakes to pass to the Purchaser forthwith upon receipt any orders or enquiries in relation to the Business which it may receive at any time after Completion.

13.2 Upon Completion the Seller and the Purchaser shall cause to be sent to each of the Employees a letter, in the Agreed Form, explaining that his employment has been transferred to the Purchaser pursuant to the Transfer Regulations.

13.3 The Seller will give to the Purchaser's auditors reasonable access to the books, accounts, records and returns of the Seller relating to or in connection with the Business as the Purchaser may reasonably require for the business and will keep them in good order.

13.4 The Seller shall promptly notify the Purchaser of any claims against any member of the Seller's Group brought by any third party in respect of any products developed within the Business, or services supplied by the Seller and the Seller shall, subject to the Purchaser assuming the liability for such claim and the costs related thereto, not without the Purchaser's prior written consent take any other steps in relation to such claims which might reasonably be expected to damage the commercial interests of the Purchaser. If the Purchaser considers that it is desirable to take preventative action with a view to avoiding such claims against a member of the Seller's Group or the Purchaser, the Purchaser shall bear all reasonable costs and expenses of that action where such claims are not attributable to any breach of the Warranties.

13.5     The Seller shall (at its own expense) provide and cause that:

         (A) the Seller and each member of the Seller's Group shall give the Purchaser such assistance that the Purchaser may reasonably require, for the adoption by the Purchaser of the Business Name, or any trade mark relating to the Business; and

         (B) The Seller's Group shall cease in any manner whatsoever to use or display any trade or service marks, trade or service names or logos used specifically in the Business Name or the Business or any confusingly similar marks, domain name, name or logo other than with the express written consent of the Purchaser.

13.6 From Completion the Seller shall, and shall cause all members of the Seller's Group, to promptly pay and discharge all Excluded Liabilities in accordance with their terms.

14.      CONFIDENTIALITY

14.1 The Seller undertakes to, and to cause that all members of the Seller's Group along with the, agents and professional advisers of the Seller and the Seller's Group, keep confidential and not at any time to disclose or make known to anyone whatsoever or use for their own or any other person's benefit all Business Information, except as may be required by any legal or regulatory authority to which the Seller is subject.

14.2 The Purchaser undertakes to, and to cause that its employees, agents and professional advisors shall keep confidential and not disclose or make known to any third party whatsoever nor use for its or any other person's benefit any Business Information which may have been disclosed to the Purchaser , its employees, agents and professional advisors or which may otherwise have come to the attention of the Purchaser, its employees, agents and professional advisors and which relates to the business or affairs of the Seller or any company in the Seller's Group, except as may be required by any legal or regulatory authority to which the Purchaser, its employees, agents and professional advisors is subject.

14.3 The obligations imposed by the provisions of sub-clauses 14.1 and 14.2 shall not apply to the extent that the Business Information in question:

         (A) is or comes into the public domain without fault on the part of the party to whom the same was disclosed, or to whose attention the same has come;

         (B) was already known to the relevant party at the time the same, was disclosed to it or came to its attention; or

         (C) has been lawfully disclosed to the relevant party by a third party.

15.      ANNOUNCEMENTS AND PUBLICITY

         No announcement or circular or other publicity in connection with the subject matter and transactions referred to in this Agreement (other than as permitted by this Agreement) shall be made by or on behalf of any of the parties hereto without the approval of the other Parties hereto as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save as may be required by any applicable law, any applicable regulatory authority (including the Securities and Exchange Commission and the Helsinki and Securities and Derivatives Exchange, Clearing House Ltd.,) to which the Purchaser's and the Seller's respective parent companies are subject, where such requirement has the force of law, and provided that nothing shall restrict the Purchaser from publicising after Completion and in a manner and form acceptable to the Seller, that the Purchaser has acquired the Business and communicating as otherwise necessary to operate and develop the Business.

16.      RESTRICTIVE COVENANTS

16.1 Each of Hackman and the Seller covenants with the Purchaser that it will not and will cause that its subsidiaries or affiliates from time to time will not either on its or their own account or in conjunction with or on behalf of any person or persons whether directly or indirectly for the period of:

         (A) two (2) years, directly or indirectly, whether as principal, agent, shareholder (other than as a shareholder of the Purchaser), consultant, partner, employee, member, or in any other capacity whatsoever, participate in, engage in, or be in any manner associated with the Business as carried out at the time of Completion. This shall not, however, prevent the Seller or Seller's Group to fulfil its liabilities based upon the Non-Assumed
             Contracts and upon the Assumed Contracts, to the extent the Purchaser has not fulfilled its obligations;

         (B) two (2) years from Completion, solicit or entice away or endeavour to solicit or entice away from the Purchaser any officer, manager, servant or other employee, not being a Specified Employee, who was at Completion engaged in the Business, unless such employee's employment has been terminated by the Purchaser, whether or not such person would commit a breach of his contract of employment by reason of leaving service.

16.2 Each of Hackman and the Seller acknowledges and agrees that the provisions of Clause 16.1 are reasonable with respect to the scope of restriction, duration and the geographic scope and are reasonably necessary to protect the value of the goodwill and Assets of the Business.

16.3 Whilst the covenants in Clause 16.1 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said covenants shall apply with the minimum modifications necessary to make them valid and effective.

17.      GUARANTEE

         Hackman guarantees, as for its own debt (absolute suretyship), to the Purchaser the due fulfilment by the Seller of the obligations of the Seller under this Agreement.

         The guarantee of Hackman is limited to a maximum aggregate amount of USD 1,500,000 and the possibly paid and received price for the Consideration Shares being at maximum USD 2,000,000.

         Any claim under this guarantee shall be presented by the Purchaser on the 3rd anniversary of Completion at the latest.

18.             NOTICES

18.1 Any notice required to be given under this Agreement shall be in writing signed by (or by some person duly authorised by) the person giving it and may be served by leaving it or sending it by facsimile, pre-paid recorded delivery to the address of the relevant party set out in sub-clause 18.2. Any notice so served shall be deemed to have been received:

         (A) if delivered personally, at the time of delivery;

         (B) in the case of a notice sent by pre-paid recorded delivery, 48 hours after the date or posting; or

         (C) in the case of a notice sent by facsimile copier or other electronic means of communication, if the notice was sent during the business hours of the addressee then on the day of transmission, and otherwise on the next following Business Day.


         For the  purposes of this Clause  "business  hours"  means the hours of
         9.00 a.m. to 5.30 p.m. local time in the country of the addressee.

18.2     Any notice required to be given under this Agreement shall be sent:

         (A)    to the Seller at:        Hadwaco Ltd Oy

                Facsimile No:            +358 20 43 95 482

                For the attention of:    Tapio Hintikka, chairman of the Board

         (B)    to the Purchaser at:     Balantum Oy
                                         c/o Waselius & Wist

                Facsimile No:            +358 9 668 95222


                For the attention of:    CEO Juhani Kujala

         (C)    to Hackman at:           Hackman Oyj

                Facsimile No:            +358 20 43 95 482

                For the attention of:    CEO Tapio Hintikka

         or to such other address or facsimile number as is notified in writing from time to time by the Seller, the Purchaser or Hackman (as the case may be) to the other parties to this Agreement.

19.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and enure for the benefit of each party's successors but shall not be assignable by either party without the other party's consent. Save as aforesaid, this Agreement shall not be assignable.

20.      VARIATION

         No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.

21.      SEVERANCE

         If at any time any provision of this Agreement is or becomes invalid or illegal in any respect, such provision shall be deemed to be severed from this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

22.      FURTHER ASSURANCE

         The Seller shall do, execute and perform and shall cause to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Assets in the Purchaser or as it directs free from all liens, charges, options, encumbrances or adverse rights or interests of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

23.      WAIVERS

         A failure by any party to exercise and any delay, forbearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion. The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy. No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

24.      ENTIRE AGREEMENT

24.1 This Agreement, the Intellectual Property Assignment, the documents in the Agreed Form, the Shareholders Agreement and all agreements entered, or to be entered into, pursuant to the terms of this Agreement or entered into between the parties, or the Seller and the Purchaser, in writing and expressly referring to this Agreement:

         (A) together constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and

         (B) (in relation to such subject matter) supersede all prior discussions, understandings and agreements between the parties and their agents (or any of them) and all prior representations and expressions of opinion by any party (or its agent) to any other party (or its agent), including without limitation the Letter of Intent dated 20 June, 2001 between the Seller, the Guarantor and Ocean Power Corporation Inc.

24.2 Each of the parties acknowledges that the Schedules to this Agreement have not been finalized on the signing date of the Agreement and that agreeing on the content of the Schedules is a condition precedent for Completion. The parties undertake to contribute to the finalizing of the Schedules between the signing date and the Completion.

24.3 Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter hereof, save those expressly set out in this Agreement, and other documents referred to above, and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement (and the documents executed at the same time as it or referred to in it) save to the extent that they arise out of the fraud or fraudulent misrepresentation of any party.

25.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.

26.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Finland.

27.      SETTLEMENT IN GOOD FAITH

         In  the  event  of  any  dispute   concerning  this  Agreement  or  the
         interpretation of same, it is hereby agreed that the Seller and Purchaser shall use their best endeavours to settle such disputes, without recourse to law, by means of negotiations in good faith under the spirit of fair treatment of one another, but should this not be found possible, then such disputes shall be referred to arbitration in accordance with Clause 28 herein below.


28.      ARBITRATION

         Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Finnish Act on Arbitration Procedure. The arbitration tribunal shall consist of three arbitrators one of whom shall be appointed by Hackman Oyj Abp and one of whom shall be appointed by the Purchaser. The arbitrators so appointed shall jointly appoint the third arbitrator to act as chairman. Unless a party has appointed its arbitrator or the arbitrators have failed to appoint the third arbitrator within twenty-one (21) days from being requested to appoint its arbitrator of from the date the second arbitrator was appointed, as the case may be, the relevant arbitrator shall be appointed by the Committee of Arbitration of the Central Chamber of Commerce of Finland. The place of arbitration shall be Helsinki and the arbitration proceedings shall be carried out in the English language.

29.      POST-COMPLETION EFFECT

         This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings or conditions contained in or implied by this Agreement which have not been done, observed or performed at or prior to Completion and all warranties, representations and indemnities contained in or implied by this Agreement (including the warranties) shall continue in full force and effect after and notwithstanding
         Completion and the parties may take action for any breach or non-fulfilment of any of them either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the party taking action prior to Completion).

         AS WITNESS the hands of the parties to this Agreement or their duly authorised representatives on the date written on page 1 of this Agreement.

                                   SCHEDULE 1

                             Completion Requirements

1.       Matters to dealt with by the Seller

         At Completion, the Seller shall:

         (A) Transfer of Business Assets capable of delivery/allow the Purchaser to take control over

             Deliver to the Purchaser all the Business Assets which are capable of transfer by delivery with the intent that legal and beneficial title to these Business Assets shall pass by and upon delivery.

         (B) Transfer of Business Properties

             Deliver to the Purchaser or the Purchaser's Solicitors in respect of the Business Properties:

             (i)      Lease counterpart; and

             (ii)     Lease assignment.

         (C) Other Matters

             Deliver to the Purchaser's Solicitors:

             (i) assignments in the Agreed Form of all Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, ;

             (ii) the transitional services agreement duly executed by the Seller;

             (iii) a copy of the minutes of a shareholders' meeting of the Seller in a form approved by the Purchaser authorising the execution by the Seller of this Agreement and all other relevant documents referred to in this Agreement endorsed with a certificate by the secretary of the Seller that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding;


             (iv) a certified copy of a resolution changing the name of the Seller from Hadwaco Ltd Oy to a name not including the word Hadwaco;


             (v) a copy of the minutes of a meeting of the directors of Hackman in a form approved by the Purchaser authorising the execution by the Guarantor of this agreement and all other relevant documents referred to in this Agreement endorsed with a certificate by the secretary of the Guarantor that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding;

             (vi) evidence satisfactory to the Purchaser of compliance by the Seller of its obligations under Clause 4.1(S).


         (D) Vacant Possession of Business Properties


             The Seller shall give vacant possession of all the Business Properties (and of the other Business Assets capable of possession) to the Purchaser.

2.       Matters to be dealt with by the Purchaser

         Following compliance by the Seller with its obligations under paragraph 1 above;

         (A) The Purchaser shall have issued and allotted to the Seller the Consideration Shares to be subscribed for and cause a certificate or an interim certificate for the Consideration Shares in the name of the Seller to be executed by the Purchaser to be delivered to the Seller's Solicitors.

         (B) The Purchaser shall transfer and pay into the Sellers account the Cash Consideration as stated in Section 5.2.1.

         (C) Approval of the shareholders' agreement for the Purchaser by the board of Ocean Power

                                   SCHEDULE 2

                                     PART A

                              The Assumed Contracts






                                     PART B

                            The Non-Assumed Contracts

                                   SCHEDULE 3

                                     PART A

                                 (The Employees)

Name and address     Date of start of     Salary        Pension        Bonus          Holidays
                       employment
-----------------  ------------------  ------------- ------------- ------------- ------------------










                                     PART B

                            (The Specified Employees)

                                   SCHEDULE 4

                               The Tangible Assets

                                   SCHEDULE 5

                                   Warranties

                                     PART A

                                     GENERAL

1        INFORMATION SUPPLIED

         The Purchaser and Ocean Power Corporation have performed a legal and commercial Due Diligence investigation of the Company and its subsidiary's affairs, and have investigated and assessed the Intellectual Property, including the Aquamax Technology and the Hadwaco Later Developed Technology. The Purchasers representatives have had the opportunity to interview the Employees and have received access to all the information requested by the Purchaser. So far as the Seller is aware, all information contained in this Agreement, all matters contained in the Due Diligence Binders relating to the Business given by the Seller or its accountants or the Seller's Solicitors to the Purchaser or its accountants or the Purchaser's Solicitors are true, accurate and complete in all material respects and there is no material fact or matter relating to the Business which is known or ought on reasonable enquiry to be known to the Seller which has not been disclosed in the Due Diligence Binders or which renders any such matters or information untrue, incomplete or misleading in any material respect.. It is explicitly understood and accepted by the Purchaser that the Seller however takes no liability for or in relation to any financial or other budgets, plans or estimates relating to the future.

2        CAPACITY OF THE SELLER

2.1 Each of the Seller and Hackman has full power and authority and has taken all necessary corporate action to enable it effectively to enter into and perform this Agreement and all agreements entered into, or to be entered into, pursuant to the terms of this Agreement, and such agreements when executed, will constitute valid, binding and enforceable obligations on the Seller in accordance with their respective terms and it does not require the consent, approval or authority of any other person to enter into or perform its obligations under this Agreement and its entry into and performance of this Agreement will not constitute any breach of or default under any contractual, governmental or public obligation binding upon it, and it is not engaged in any litigation or arbitration proceedings which might have an effect upon its capacity or ability to perform its obligations under this Agreement and no such legal or arbitration proceedings have been threatened against it.

2.2 The Business is not carried on by or for the benefit of any person, firm or corporation other than the Seller.

3        RECORDS

3.1 All books, accounts and records required by law to be maintained in connection with the Business have at all times been properly and accurately maintained and are properly written up to date and will be so kept up to Completion and all returns and payments for the purposes of VAT have been made.

4        THE ASSETS

4.1 The Assets comprise all assets now used in the Business and which are necessary for the continuation of the Business as now carried on. Notwithstanding the foregoing, the parties acknowledge and approve of the fact that the Assets do not include the license agreement signed in 1994 and as later amended between the Seller and Aquamax (International) Holdings B.V..

4.2 The Assets are in good repair and condition, reasonable wear and tear expected, regularly maintained and fully serviceable and capable of being used in connection with the Business. The Purchaser is aware of that the pilot plant units are in need of repair.


4.3 The Seller has good and marketable title to, and has in its possession and under its control, all of the Assets which are sold free from any Security Interest, agreement of hire or hire purchase or for payment on deferred terms, bill of sale or any obligation to pay any outstanding sums in respect of them and no person other than the Seller has or claims any rights in relation to the Assets or any of them or the proceeds of any sale of the Assets or any of them and the Assets are not subject to or potentially subject to any floating charge or guarantee given by the Seller or by any person or company connected with the Seller. The Seller is aware of the arrangements related to Eaton and Lohja.

4.4 All documents which in any way affect the right, title or interest of the Seller in or to any of the Assets and which attract stamp duty have been duly stamped within the requisite period for stamping.

5        THE BUSINESS CONTRACTS

5.1 All the Business Contracts are in full force and effect and have been duly complied with and the Seller is not aware of anything having occurred whereby any of them is or could be subject to early termination or which has given or that any claim under any of them would have been presented against the Seller except for ordinary claims relating to project deliveries, within the ordinary course of business.

5.2 All the terms of each of the Business Contracts are on arms' length terms and have been fully Disclosed.

5.3 Neither the Seller nor any persons connected with the Seller has any direct or indirect interest in any business which has a close trading relationship with the Business or which is or is likely to become competitive with the Business.

6        EMPLOYEES AND CONSULTANTS

6.1      Particulars of Employees and Terms of Employment

6.2 No person is employed or engaged in the Business (whether under a contract of service or contract for services) other than the Employees.

6.3 The Seller has Disclosed copies of all service contracts and contracts for services and full particulars of the current and any future agreed terms of employment or engagement of all Employees or of any other person engaged in the Business under a contract of service ("Consultant") including, but not limited to, details of all benefits, (whether contractual or discretionary and whether current or future) and all of such particulars are true and accurate and complete in all material respects.

6.4 In respect of each of the Employees each member of the Seller's Group has:

(a) performed and observed all its obligations under or in connection with the contracts of employment of the Employees;

(b) abided by the terms of any agreement concluded by the Seller or on its behalf with any trade union, staff association or similar organisation recognised by the Seller for the purposes of collective bargaining, so far as the same shall be applicable to any of the Employees; and

(c) fully complied with any of its statutory obligations to inform and consult with employees, trade union or other employee representatives on any matter concerning or arising from this Agreement.

6.5 There are no outstanding Employer Liabilities on the part of the Business to or for the benefit of any person who is an Employee of the Business, save for accrued but not due vacation rights.

6.6 No member of the Seller's Group has offered, promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the Employees or any other person employed by the Seller's Group in respect of whom liability is deemed by the Transfer Regulations to pass to the Purchaser.

6.7 Each member of the Seller's Group has paid to the appropriate authority all taxes, National Insurance contributions and other levies due in respect of the Employees in respect of their employment by the Seller's Group up to the date of Completion.

6.8 No Employee or consultant has given or received notice terminating his employment and no Employee or consultant is entitled or intends or is likely to terminate such employment or engagement as a result of the parties entering into this Agreement on Completion.

6.9 There is no person previously employed by the Seller's Group in the Business who now has or may in the future have a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise) or a right to be reinstated or re-engaged in the Business or to any other compensation.

6.10 Save as disclosed in the Due Diligence Binders no member of the Seller's Group is under any legal liability or obligation to pay bonuses, gratuities, superannuation, allowances or the like to any of the Employees or to their dependants or persons formerly employed or engaged in the Business or their dependants nor is it a party to any arrangements or promise to make or in the habit of making ex gratia or voluntary payments by way of bonus, gratuity, superannuation, allowance or the like to any such persons and other than the compulsory pension insurance arrangements there are no schemes or arrangements (whether legally enforceable or not) for payment of retirement, pension, disability, life assurance, death benefit or sickness or accident benefit or similar schemes or arrangements in operation or contemplated in respect of any of the Employees or their dependants or persons formerly employed or engaged in the Business or their dependants under which the Purchaser or any of the owners for the time being of the Business or the Assets or any part thereof may become liable to make payments or to provide equivalent benefits.

6.11 There are not in existence and the Seller's Group has not proposed or is not proposing to introduce any profit-sharing scheme, share option scheme, share incentive scheme or any other scheme or arrangement under which the Employees or any of them are or is or would be entitled to participate in the profits of the Business.

6.12 There are no arrangements, whether contractual or otherwise, entitling any of the Employees to any payment or other benefit arising from the sale of the Business to the Purchaser, and there are no amounts outstanding or promised to any of the Employees and no liability has been incurred by the Seller which remains undischarged for breach of any contract of service or for services or for redundancy payments (including protective awards) or for compensation under any employment legislation or regulations or for wrongful dismissal, unfair dismissal, equal pay, sex, race or disability discrimination or otherwise and no order has been made at any time for the reinstatement or re-engagement of any of the Employees or any person formerly employed or engaged in the Business.

6.13 The Seller's Group is not engaged or involved in any dispute, claim or legal proceedings (whether arising under contract, common law, statute or in equity) with any of the Employees nor with any other person employed by the Seller in respect of whom liability is deemed to pass to the Purchaser by virtue of the Transfer Regulations.

6.14 There is no official industrial action or official dispute threatened or existing or anticipated in respect of or concerning any of the Employees.

6.15 The Seller's Group is member of the Employers' Association within the Metal Industry and applies the collective agreements of the said industry.

6.16 The Seller's Group has not undertaken to provide any of the employees pension rights exceeding the Finnish mandatory pension rights (TEL).


7        INSURANCE

7.1 All the Assets are and have at all material times been insured in accordance with the Hackman Group insurance policy (a copy of which has been supplied to the Purchaser) the terms of which are in accordance with generally accepted practice with a well established and reputable insurer against fire and all other risks customarily insured against and there are and have at all material times been in force policies of insurance giving adequate cover against accident, damage, injury, third party loss (including product liability) and all other risks normally insured against by persons carrying on a similar business to the Business.

7.2 None of the such policies of insurance is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

8        STATUTORY RESTRICTIONS

         The Seller is not aware of that, neither it nor any of its officers, agents or employees has done or omitted to do any act or thing which is or could be in contravention or breach of or the subject of enquiry, investigation or proceedings under the provisions of any Act, Order, Regulation in or pertaining to the Finland or elsewhere giving rise to any fine, penalty, default, proceedings or other such liability in relation to the Business or any of the Assets.

9        DEFECTIVE PRODUCTS/ SERVICES

         The Purchaser has received information of the outstanding issues relating to the projects assumed by the Purchaser.

10       LITIGATION

10.1 Neither the Seller nor any person for whose acts or omissions it may be vicariously liable is engaged in or subject to any other civil, criminal or arbitration proceedings in relation to the Business or the Assets or any of them and there are no such proceedings pending or threatened by or against the Seller or against any such person and there are no judgments outstanding against the Seller which affect or might affect any of the Assets, other than the arbitration against Aquamax International (Holding) B.V. relating to the Aquamax Licence.

11       INSOLVENCY OF SELLER

11.1 No order has been made or petition presented, meeting convened or resolution passed for the winding up of any member of the Seller's Group nor has any receiver been appointed or any distress, execution or other process been levied in respect of the Business or the Assets or any of them.

11.2 No composition in satisfaction of the debts of the Seller's Group or scheme of arrangement of its affairs or compromise or arrangement between it and either or both of its creditors or members or any class of either or both of its creditors or members has been proposed, sanctioned or approved.

11.3 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of the Business or the Assets.

11.4 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Seller's Group to crystallise over the Business or the Assets or any of them or any charge created by it to become enforceable over the Business or the Assets or any of them nor has any such crystallisation occurred nor is such enforcement in process.

12       COMPLIANCE

12.1 All legislation and all orders, provisions, directions and conditions relating to the Assets or the conduct of the Business (including VAT) have been duly complied with in all material respects.

12.2 All necessary Finnish licences, consents, permits, agreements, arrangements and authorities (public and private) have been obtained to enable the Seller to carry on the Business in the manner in which it is now carried on and all such licences, consents, permits, agreements, arrangements and authorities are valid and subsisting and the Seller knows of no reason why any of them should be suspended, cancelled or revoked or the benefit of them should not continue to be enjoyed by the Purchaser or other owners for the time being of the Business and the Assets or any part of them.

13       U.S. SUBSIDIARY

13.1 The Seller holds all of the legal and beneficial interest in all of the issued shares in Hadwaco (US) Inc. and such shares are held free from any interest or equity of any person, including any right to acquire, option, right of pre-emption, mortgage, charge, pledge, lien, assignment, hypothecation or any other security agreement or arrangement.

13.2 Hadwaco (US) Inc. has no liabilities, actual or contingent (including contingent liabilities to customers and contingent liabilities for taxation), save for those Disclosed.

14       EFFECT OF AGREEMENT

14.1 The execution and delivery of this Agreement and the fulfilment and performance of and compliance with the terms of this Agreement do not and will not conflict with, violate or result in a breach of the terms, provisions or conditions of any of the Business Contracts or any law, undertaking to or judgment, order, injunction or decree of any court.

                                   SCHEDULE 5

                                     PART B

                              Intellectual Property

1. The Seller is the sole owner of all rights, title and interests in and to all Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, , subject to a non-exclusive license to Aquamax pursuant to Article 13 of the Aquamax License .

2. The Seller has the right, power and authority to assign all right and title to all Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, to the Purchaser including all patents and patent applications related thereto, subject to the rights of Aquamax stated in section 1 above..

3. None of the Intellectual Property owned by the Seller or any member of the Seller's Group in connection with the Business, including without limitation, the Hadwaco Later Developed Technology, , to the best of Seller's knowledge after due investigation, infringes or violates any rights held by any third parties including without limitation any patent, copyright, trade secret or other intellectual or industrial property rights, including without limitation, U.S. patent number 5,587,053 (the "Grano patent").

4. Notwithstanding the warranties given above in Schedule 5 Part B, the parties acknowledge and approve of the facts that the Assets do not include the license agreement signed in 1994 and as later amended between the Seller and Aquamax (International) Holdings B.V. and neither do the assets include the Finnish patent No 94217 (the "Shippax patent").

                                   SCHEDULE 5

                                     PART C

                                    Taxation



1. The Seller is not involved in any dispute in relation to Tax concerning any matter in any way affecting either the Business or any of the Assets to be transferred under this Agreement.

2. The Seller, with respect to the Business and the Assets, has on a timely basis filed all tax returns and any related and supporting documents required to be filed by the Seller, and the Seller has paid in full all Taxes required to be paid by the Seller by any tax authority for all periods up to and including the Completion and all Taxes that the seller, with respect to the Business and the Assets, is required to withhold or collect by Completion, have been duly withheld or collected and have been paid to the proper governmental authorities or insurance companies.

                                   SCHEDULE 6

                          Apportionment Of Asset Value



            Tangible Assets                  FIM[         ]
            Intangible Assets                FIM[         ]
            Fixed Financial Assets           FIM[         ]
            Inventories                      FIM[         ]

            TOTAL                            FIM[         ]

                                   SCHEDULE 7

                        Intellectual Property Assignment



The Seller hereby transfers and assigns to the Purchaser, at the Completion Date, all right, title and interest in and to all of the intellectual property assets listed below, the same to be held and enjoyed by Purchaser for Purchaser's own use and enjoyment and the use and enjoyment of Purchaser's affiliates, successors, assigns or other legal representatives, in perpetuity, as fully and entirely as the same would have been held and enjoyed by Seller if this assignment had not been made:

A. patents and patent applications

B. trademarks

C. all know-how, brand or business name other than those including the name Hackman, domain names, drawings, registered designs, design rights, copyrights (including all such rights in owned computer software and databases), moral rights and topography rights, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world and any similar rights situated in any country and

D. the Business Information

SIGNED by                                  )

for and on behalf of                       )

BALANTUM OY                                )



SIGNED by                                  )

for and on behalf of                                      )

HADWACO LTD OY                             )



SIGNED by                                  )

for and on behalf of                                      )

HACKMAN OYJ ABP                            )

         SIGNED by                                            )

         for and on behalf of                                 )

         BALANTUM OY                                          )





         SIGNED by                                            )

         for and on behalf of                                 )

         HADWACO LTD OY
         )





         SIGNED by                                            )

         for and on behalf of                                 )

         HACKMAN OYJ ABP                                      )